EXHIBIT 1.1
1,500,000 Shares
Life Time Fitness, Inc.
Common Stock, par value $0.02 per share
UNDERWRITING AGREEMENT
August 24, 2007
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Dear Sirs:
1. Introductory. Life Time Fitness, Inc., a Minnesota corporation (the “Company”), agrees to issue and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”), 1,500,000 shares (the “Firm Securities”) of its common stock, par value $0.02 per share (the “Common Stock”), and also agrees to issue and sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 175,000 additional shares (the “Optional Securities”) of its Common Stock as set forth below. The Firm Securities and the Optional Securities are herein, collectively, called the “Offered Securities.” The Company hereby agrees with the Underwriter as follows:
2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter that:
          (i) The Company has filed with the Commission a registration statement on Form S-3 (No. 333-145641), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 4:20 p.m. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively,(i) the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), (ii) the Act, (iii) the Exchange Act, (iv) the Rules and Regulations, (v) the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board to the extent such principles, rules, standards and practices impose obligations on the “issuer” as opposed to the auditor and (vi) the rules of the New York Stock Exchange (“Exchange Rules”).
“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
          (ii)      (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on each Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (3) on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          (iii)      (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
          (iv) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriter, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
          (v) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriter of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          (vi) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (vii)      (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
          (viii) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the base prospectus dated August 23, 2007 and the prospectus supplement dated August 23, 2007 contained in the Registration Statement (which together with the base prospectus is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing

Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
          (ix) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Underwriter and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (x) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (xi) Except for the Company’s non-profit foundation, each Subsidiary of the Company (as defined below) has been duly formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the General Disclosure Package. Each Subsidiary is duly qualified to do business as a foreign company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests or membership units, as the case may be, of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed in the General Disclosure Package or as contemplated by the exhibits filed with or incorporated by reference into the Registration Statement, the equity interests or membership units, as the case may be, of each Subsidiary owned by the Company, directly or through any Subsidiary, are owned free from liens, encumbrances and defects. The subsidiaries listed on Exhibit 21 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and on Schedule C are the only subsidiaries of the Company (collectively, the “Subsidiaries” and, individually, a “Subsidiary”).
          (xii) The Company has an authorized capitalization as set forth in the Registration Statement and documents incorporated by reference therein, the General Disclosure Package and the Final Prospectus. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable (with respect to all outstanding shares) and, upon issuance as contemplated by this Agreement, will be fully paid and nonassessable (with respect to all Offered Securities not yet issued and outstanding), and conform to the description thereof contained in the General Disclosure Package; and the shareholders of the Company have no preemptive rights with respect to the Securities. Except as disclosed in the General Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or other ownership interests in the Company are outstanding.
          (xiii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

          (xiv) Except as disclosed in the General Disclosure Package or as waived in writing prior to the date hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
          (xv) The Offered Securities have been approved for listing subject to notice of issuance on the New York Stock Exchange.
          (xvi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or pursuant to the rules of the Financial Industry Regulatory Authority (“FINRA”).
          (xvii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter, by-laws or other constituent documents of the Company or any such Subsidiary, as applicable. For purposes of this Agreement, any reference to any property or asset shall include all owned and leased properties or assets, as applicable.
          (xviii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of the Company hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether applied in a proceeding in law or equity).
          (xix) Except as disclosed in the General Disclosure Package, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from claims, liens, encumbrances and defects that would materially affect the value of the affected property or asset or materially interfere with the use made or to be made of the same by them; and, except as disclosed in the General Disclosure Package, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases which are in full force and effect, with no exceptions that would materially interfere with the use made or to be made of the affected property by them.
          (xx) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to use and occupy their properties and assets as currently used and occupied for their business and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). All of the properties and assets of the Company and the Subsidiaries, including, without limitation, all buildings, building systems, structural components, roofs and building equipment, are in good condition and repair suitable for their intended purposes and the purposes for which they are currently being used, in each case in all material respects.
          (xxi) Neither the Company nor any of the Subsidiaries is in violation of or default under any of the terms or provisions of its charter, by-laws or other constituent documents or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, real property lease or sublease, mortgage, deed of trust, loan or credit agreement or any provision of any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject that would, individually or in the aggregate, have a Material Adverse Effect.
          (xxii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
          (xxiii) The Company and the Subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
          (xxiv) Except as disclosed in the General Disclosure Package, neither the Company, any of the Subsidiaries nor any of their properties or assets is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, including those relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”). Neither the Company nor any of the Subsidiaries owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to any such claim.
          (xxv) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
          (xxvi) The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein); and the schedules included in the Registration Statement present fairly the information required to be stated therein.
          (xxvii) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (xxviii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.
          (xxix) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and the

Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (xxx) Deloitte & Touche LLP, which has audited the financial statements of the Company and the Subsidiaries included in the General Disclosure Package, is an independent public accountant as required by the Act and the Rules and Regulations.
          (xxxi) Neither the Company nor any entity that is or was a member of the Company’s controlled group (within the meaning of Section 412(n)(6) of The Internal Revenue Code of 1986, as amended (the “Code”)), has any direct, contingent or secondary liability under Title IV of The Employee Retirement Income Security Act of 1974 or Section 412 of the Code.
          (xxxii) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Securities.
          (xxxiii) Except as set forth in the General Disclosure Package, the Company, its subsidiaries, and the composition of the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, and internal control over financial reporting (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is overseen by the Audit Committee (the “Audit Committee”) of the Board to the extent required by Exchange Rules. The Company also maintains an internal audit function and legal and regulatory compliance controls. The Company has not publicly disclosed, and the Company does not reasonably expect to publicly disclose within the next 90 days, (i) a significant deficiency, (ii) a material weakness, (iii) a change in internal control of financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting, (iv) fraud involving management or other employees who have a significant role in internal control over financial reporting, (v) any violation of, or failure to comply with, the Securities Laws, or (vi) any matter which, if determined adversely, would have a Material Adverse Effect.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $55.30 per share, the number of shares of Firm Securities set forth opposite the name of the Underwriter in Schedule A hereto.
     The Company will deliver the Firm Securities to or, as instructed by the Underwriter, for the account of the Underwriter, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the office of King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036-4003 at 10:00 A.M., New York time, on August 29, 2007 or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering of the Offered Securities. The Firm Securities or evidence of their issuance will be made available for checking at the above office of King & Spalding LLP at a reasonable time in advance of the First Closing Date.
     In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriter the number of shares of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or, as instructed by the Underwriter, for the account of the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the above office of King & Spalding LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of King & Spalding LLP at a reasonable time in advance of such Optional Closing Date.
4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
5. Certain Agreements of the Company The Company agrees with the Underwriter that:
     (a) The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b). The Company has complied and will comply with Rule 433.
     (b) The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, in each case with respect to the Offered Securities, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Registration Statement or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.
     (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates to the extent required by law and will continue such qualifications in effect so long as required for the distribution.
     (g) For a period of 60 days after the date of the Final Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options issued and outstanding as of the date hereof, or grants of employee stock options or the sale or issuance of Common Stock pursuant to the terms of an employee equity incentive or stock option purchase plan in effect on the date hereof. For the purpose of allowing the Underwriter to comply with FINRA Rule 2711(f)(4), if (1) during the period that begins on the date that is 18 calendar days before the last day of the lock-up period and ends on the last day of the lock-up period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, then the restrictions in this agreement, unless otherwise waived by the Underwriter in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; provided, however, that this provision will not apply at a time when the Company’s shares of Common Stock are “actively traded securities,” as defined in Regulation M, 17 C.F.R. 242.101(c)(1).
     (h) The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter.
6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Underwriter shall have received a letter, dated the date hereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
     (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;
     (ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles;
     (B) at the date of the latest available consolidated balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in the shareholder’s equity, any decrease in consolidated net current assets, or increase in total debt of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement or the General Disclosure Package; or
     (C) for the period from the closing date of the latest consolidated income statement included or incorporated by reference in the Registration Statement to the closing date of the latest available consolidated income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year, in net revenue or in net income;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the Subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
     (b) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of the Underwriter is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     (d) The Underwriter shall have received an opinion, dated such Closing Date, of Faegre & Benson LLP, counsel for the Company, to the effect that:
          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions listed on Schedule A attached thereto in which its ownership or lease of property or the conduct of its business requires such qualification;
          (ii) Except for the Company’s non-profit foundation, each Subsidiary of the Company (as defined below) has been duly formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the General Disclosure Package. Each Subsidiary is duly qualified to do business as a foreign company in good standing in all jurisdictions listed on Schedule A attached thereto in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests or membership units, as the case may be, of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as disclosed in the General Disclosure Package or as contemplated by the exhibits filed with or incorporated by reference into the Registration Statement, the equity interests or membership units, as the case may be, of each Subsidiary owned by the Company, directly or through any Subsidiary, are owned free from liens, encumbrances and defects. The subsidiaries listed on Exhibit 21 to the Company’s annual report on Form 10-K for the year ended

December 31, 2006 and on Schedule C are the only subsidiaries of the Company (collectively, the “Subsidiaries” and, individually, a “Subsidiary”);
          (iii) The Company has an authorized capitalization as set forth in the Registration Statement and documents incorporated by reference therein, the General Disclosure Package and the Final Prospectus. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable (with respect to all outstanding shares) and, upon issuance as contemplated by this Agreement, will be fully paid and nonassessable (with respect to all Offered Securities not yet issued and outstanding), and conform to the description thereof contained in the General Disclosure Package; and the shareholders of the Company have no preemptive rights with respect to the Securities. Except as disclosed in the General Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;
          (iv) Except as disclosed in the General Disclosure Package or as waived in writing prior to the date hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;
          (v) The Offered Securities have been approved for listing subject to notice of issuance on the New York Stock Exchange;
          (vi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940;
          (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or pursuant to the rules of the FINRA;
          (viii) Except as disclosed in the General Disclosure Package, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, or constitute a default under, (x) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties to which the Company, a Subsidiary or any of their respective properties are subject or (y) any material agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (z) the charter, by-laws or other constituent documents of the Company or any such Subsidiary, as applicable; except, in the case of each of clauses (x) and (y), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect;
          (ix) The Registration Statement became effective under the Act upon the filing thereof, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and the Registration Statement, as of the Effective Time relating to the Offered Securities, and the Final Prospectus, as of the date thereof, and each amendment or supplement thereto complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

          (x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of the Company hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether applied in a proceeding in law or equity);
          (xi) Except as disclosed in the General Disclosure Package, neither the Company nor any of the Subsidiaries is (A) in violation of or default under any of the terms or provisions of its charter, by-laws or other constituent documents or (B) to such counsel’s knowledge after reasonable inquiry, in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, real property lease or sublease, mortgage, deed of trust, loan or credit agreement or any provision of any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject that, in the case of clause (B), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”);
          (xii) Except as disclosed in the General Disclosure Package, to such counsel’s knowledge after reasonable inquiry, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that would be reasonably expected to or would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel’s knowledge, no such actions, suits or proceedings are threatened or contemplated;
          (xiii) To such counsel’s knowledge, (A) there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Final Prospectus or the documents incorporated therein which have not been so filed, summarized or described as required and (B) there are no actions, suits, claims, investigations, proceedings pending or threatened to which the Company or any of the Subsidiaries is subject or by which any of their respective properties is subject at law or in equity or before or by any federal, state or local government or regulatory commission, board, body, authority or agency which are required to be described in the Final Prospectus but are not so described as required; and
          (xiv) Such counsel has read the statements under the captions “Risk Factors —We are subject to extensive government regulation, and changes in these regulations could have a negative effect on our financial condition and results of operations,” “Business — Government Regulation,” “Legal Proceedings,” contained in the Company’s Annual Report on Form 10-K for the year ended 2006, “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 filed with the Commission March 19, 2004, and “Certain Relationships and Related Person Transactions,” contained in the Company’s proxy statement filed on March 7, 2007 and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown.
     At the time the foregoing opinion is delivered, such counsel for the Company shall also state that it has participated in conferences with the Underwriter, officers and representatives of the Company and the representatives of the independent public accountant for the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, on the basis of the foregoing (relying as to materiality in part upon the factual statements of officers and representations of the Company) such counsel has no reason to believe that (A) any part of a Registration Statement or any amendment thereto, as of the Effective Time relating to the Offered Securities or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) that the Final Prospectus or any amendment or supplement thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Final Prospectus or the General Disclosure Package.
     (e) The Underwriter shall have received from King & Splading LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the Registration Statement, the Final Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, King & Spalding LLP may rely as to the incorporation of the Company and all other matters governed by Minnesota law upon the opinion of Faegre & Benson LLP referred to above.
     (f) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (1) the representations and warranties of the Company in this Agreement are true and correct; (2) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (3) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (4) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.
     (g) The Underwriter shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.
     (h) On or prior to the date of this Agreement, the Underwriter shall have received lock-up letters from each of the executive officers and directors of the Company.
The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may, in its sole discretion, waive compliance with any conditions to its obligations hereunder, whether in respect of an Optional Closing Date or otherwise.
8. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless the Underwriter, its partners, affiliates, members, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) arise out of or are based upon the Company’s breach of registration rights provisions contained in the stock purchase agreements filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registration Statement, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.
     (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of (i) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” in the Final Prospectus; (ii) the information relating to stabilizing transactions, syndicate covering transactions and penalty bids contained in the eleventh paragraph (including the four bullet points following such paragraph) under the caption “Underwriting” in the Final Prospectus; and (iii) the information relating to prospectuses in electronic format and Internet distributions in the thirteenth paragraph under the caption “Underwriting” in the Final Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     (f) To the extent that any interim reimbursement payment pursuant to Section 7 is held to be improper by a court of competent jurisdiction, any indemnified party that received such payment shall promptly return it to the indemnifying party.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 6442 City West Parkway, Eden Prairie, MN 55344, Attention: Chief Financial Officer; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Underwriter.
11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;
     (b) Arms’-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law and to the extent arising out of this Agreement or the purchase and sale of the Offered Securities, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

LIFE TIME FITNESS, INC.
By:	/s/ Michael R. Robinson
	Name:	Michael R. Robinson
	Title:	CFO

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.
CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Gregory D. Smith
Name: Gregory D. Smith
Title: Director – Retail & Consumer Investment
Banking

SCHEDULE A

Number of
Firm Securities
Underwriter	to be Purchased
Credit Suisse Securities (USA) LLC	1,500,000

Total	1,500,000

SCHEDULE B
General Use Issuer Free Writing Prospectuses:
None.
Other:
The price to the public of the Offered Securities: $55.40 per share

SCHEDULE C
Additional Subsidiaries:
LTF CMBS II, LLC
LTF CMBS Managing Member, Inc.
LTF Minnetonka Restaurant Company, LLC